Exhibit 10.3

OWENS & MINOR, INC.

DIRECTORS’ DEFERRED COMPENSATION PLAN

As Amended and Restated

Effective January 1, 2005

INTRODUCTION

The Owens & Minor Directors’ Deferred Compensation Plan (the Plan) is effective as of January 1, 2005. The Plan is an amendment and restatement of the Deferred Fee Program that was part of the Owens & Minor, Inc. 2003 Directors’ Compensation Plan (the 2003 Plan). Except with respect to the Deferred Fee Program, the 2003 Plan remains effective in accordance with its terms and is not affected by the adoption of the Plan.

The Plan governs both a Participant’s Grandfather Account, i.e., the portion of a Participant’s Account that was credited on or before, December 31, 2004 (as adjusted for investment earnings and losses after 2004) and the Participant’s Current Account, i.e., the portion of a Participant’s Account that was credited on and after January 1, 2005 (as adjusted for investment earnings and losses).

The Deferred Fee Program under the 2003 Plan is amended and restated to assure compliance with Section 409A of the Code. The Plan must be administered and interpreted so that (i) the Grandfather Accounts remain exempt from Section 409A of the Code and (ii) the requirements of Section 409A of the Code are satisfied with respect to the Current Accounts.

The Plan is intended to assist the Company in promoting a greater identity of interest between Participants and the Company and its shareholders. The Plan is also intended to assist the Company in attracting and retaining non-employee Directors by affording them an opportunity to share in the future success of the Company.

ARTICLE I

DEFINITIONS

1.01.	Account

Account means an unfunded deferred compensation account established by the Company pursuant to the Plan, consisting of one or more Subaccounts. A Participant’s Account also shall be divided, if appropriate, into a Grandfather Account and a Current Account.

1.02.	Allocation Date

Allocation Date means any date on which an amount representing all or a part of a Participant’s Compensation is to be credited to his or her Account pursuant to an effective deferral election. The Allocation Date for the Retainer Fee shall be the date the Retainer Fee was payable (but for the deferral election) and for Meeting Fees shall be the date the meeting is held.

1.03.	Beneficiary

Beneficiary means any person or entity designated as such in a current Election Form. If there is no valid designation or if no designated Beneficiary survives the Participant, the Beneficiary is the Participant’s estate.

1.04.	Board

Board means the Board of Directors of the Company.

1.05.	Code

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.06.	Committee

Committee means the Governance and Nominating Committee of the Board.

1.07.	Common Stock

Common Stock means the Common Stock of the Company.

1.08.	Common Stock Account

Common Stock Account means the Subaccount whose value shall be based on the value of units representing shares of Common Stock and dividend equivalents.

1.09.	Company

Company means Owens & Minor, Inc.

1.10.	Compensation

Compensation means the sum of the Retainer Fee and the Meeting Fees payable by the Company to each Participant, including any additional amount paid to a chairman of a committee for additional services.

1.11.	Current Account

Current Account means the portion of the Account reflecting the deferral of Compensation that otherwise was payable after 2004.

1.12.	Deferred Amount

Deferred Amount means the amount (determined as a percentage of the Retainer Fee and the Meeting Fees) subject to a current deferral election.

1.13.	Election Date

Election Date means the date established by the Committee by which a Participant must submit a valid Election Form to the Committee. Except as provided in the following sentence, the Election Date shall not be later than December 31 preceding the calendar year in which Compensation is earned. In the year that an individual is first elected or appointed to the Board, the Election Date shall be the thirtieth day after the date of such election or appointment if the individual was not previously eligible to participate in a nonqualified deferred compensation plan that was maintained by the Company and that provided a benefit based on an individual account balance.

1.14.	Election Form

Election Form means a valid deferral election form (in the form approved by the Committee) properly completed and signed and that specifies the Deferred Amount and the time at which, and the form in which, the Deferred Amount will be distributed.

1.15.	Exchange Act

Exchange Act means the Securities Exchange Act of 1934, as amended.

1.16.	Extraordinary Distribution Request Form

Extraordinary Distribution Request Form means the extraordinary distribution request form (in the form approved by the Committee) properly completed and executed by a Participant, or Beneficiary who wishes to request an extraordinary distribution of amounts credited to his or her Account in accordance with Section 3.09.

1.17.	Grandfather Account

Grandfather Account means the portion of the Account reflecting the deferral of Compensation that otherwise was payable before 2005.

1.18.	Meeting Fees

Meeting Fees means the portion of a Participant’s Compensation that is based upon his or her attendance at Board meetings and meetings of committees of the Board.

1.19.	Participant

Participant means a member of the Board who is not then an employee or officer of the Company. An individual shall continue to be a Participant as long as an Account is being maintained for his or her benefit.

1.20.	Plan

Plan means the Owens & Minor, Inc. Director’s Deferred Compensation Plan.

1.21.	Retainer Fee

Retainer Fee means the portion of a Participant’s Compensation that is fixed and paid without regard to his or her attendance at meetings and, for purposes of clarification, includes such amounts paid in cash and Stock Awards.

1.22.	Stock Award

Stock Award means the portion of a Participant’s Retainer Fee, if any, that is payable in shares of Common Stock.

1.23.	Subaccount

Subaccount means a subaccount established in accordance with Section 3.03.

ARTICLE II

ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the forms that will be used under the Plan; to adopt, amend, and rescind rules and regulations pertaining to the administration of the

Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan. All expenses of administering this Plan shall be paid by the Company.

ARTICLE III

DEFERRED FEE PROGRAM

3.01.	Deferral Elections

(a) A Participant may make a deferral election with respect to all or a part of his or her Compensation to be earned and payable after the Election Date by completing and executing an Election Form and submitting it to the Secretary of the Company. A deferral election relating to a Retainer Fee shall be in integral multiples of twenty-five percent (25%) of the portion of the Retainer Fee payable in cash and an integral multiple of twenty-five percent (25%) of the portion of the Retainer Fee payable as a Stock Award. A deferral election relating to Meeting Fees shall be in integral multiples of twenty-five percent (25%) of each Meeting Fee. On or before the Election Date, an individual who is not a member of the Board may complete an Election Form contingent upon the individual becoming a Participant in which case the Deferral Election will be effective with respect to all or part of his or her Compensation to be earned and payable on and after becoming a Participant and after the date of the deferral election.

(b) In accordance with the terms of the Plan, the Participant shall indicate on the Election Form: (i) the percentage of the Retainer Fee and the percentage of the Meeting Fee that he or she wishes to defer; (ii) the distribution date; (iii) whether distributions are to be in a lump sum, in installments or a combination thereof; (iv) his or her Beneficiary or Beneficiaries; and (v) the Subaccounts to which the Deferred Amount is to be allocated.

(c) A deferral election shall remain in effect with respect to all future Compensation until a new deferral election is made by the Participant in accordance with Section 3.01(a); provided, however, that on each Election Date a deferral election becomes irrevocable with respect to Compensation to be earned and payable in the calendar year after the Election Date.

3.02.	Beneficiary Election Modification

A Participant shall be permitted at any time to modify his or her Beneficiary designation by completing and executing a new Election Form and submitting it to the Secretary of the Company.

3.03.	Investments

(a) The Company shall establish an Account (for bookkeeping purposes only), for each Participant and for each Beneficiary to whom installment distributions are being made. On each Allocation Date, the Company shall allocate to each Participant’s Account an amount equal to his Deferred Amount.

(b) The Company shall establish within each Account one or more Subaccounts, which shall be credited with earnings and charged with losses, if any. One Subaccount shall be the Common Stock Account. The other Subaccounts, if any, shall be designated by the Committee from time to time.

(c) Subject to the provisions of Sections 3.04 and 3.05, on each Allocation Date, each Participant’s Subaccount shall be credited with an amount equal to the Deferred Amount designated by the Participant for allocation to such Subaccounts. Each Subaccount shall be credited with earnings and charged with losses as if the amounts allocated thereto actually had been invested in the investment designated as that subaccount.

3.04.	Investment Directions

In connection with his or her initial deferral election, each Participant shall make an investment direction on his or her Election Form with respect to the portion of such Participant’s Deferred Amount that is to be allocated to each Subaccount of the Participant’s Account. Any apportionment of Deferred Amounts (and of increases or decreases in Deferred Amounts) among the Subaccounts shall be in integral multiples of ten percent (10%). An investment direction shall become effective with respect to a Subaccount on the first day of the calendar month following the Election Date. All investment directions shall remain in effect with respect to all future Deferred Amounts until a new investment direction made by the Participant in accordance with Section 3.05 becomes effective.

3.05.	New Investment Directions

A Participant may make a new investment direction with respect to his or her Deferred Amount only by completing and executing a new Election Form and submitting it to the Secretary of the Company. A new investment direction shall become effective with respect to a Subaccount on the first day of the calendar month following the Election Date.

3.06.	Investment Transfers

A Participant or a Beneficiary (after the death of the Participant) may transfer to one or more different Subaccounts all or a part (in integral multiples of ten percent (10%)) of the amounts credited to a Subaccount by completing and executing a transfer form and submitting it to the Secretary of the Company. Except as provided in the following sentence, any transfer of amounts among the Subaccounts shall become effective on the first day of the calendar month following the specified transfer date. With respect to a transfer to or from the Common Stock Account of a Participant then subject to Section 16 of the Exchange Act, the transfer shall become effective on the first day of the first calendar month following the specified transfer date that is at least six months after the Participant’s most recent “opposite way” discretionary transaction (as such term is defined in Securities and Exchange Commission Rule 16b-3).

3.07.	Distribution Elections

(a) A Participant’s Grandfather Account shall be distributed on the date or the occurrence of the event as specified in one or more Election Forms as in effect on December 31, 2004.

(b) A Participant’s Current Account shall be distributed on the date or the occurrence of the event as specified in one or more Election Forms subject to the following:

(1) Each Participant shall designate on his or her Election Form a distribution date for each Deferred Amount credited to the Participant’s Current Account. Subject to clause (2) below, the distribution date may be (i) the first day of a calendar month specified by the Participant, (ii) the first day of a calendar month following the date of termination of the Participant’s service as a member of the Board, (iii) the earlier of a specified date or termination of service on the Board or (iv) the later of a specified date or termination of service on the Board.

(2) If a distribution (i) is payable upon the occurrence of a specified date, i.e., it is not payable on account of the termination of the Participant’s service as a member of the Board and (ii) requires a cash distribution of the Participant’s interest in the Common Stock Account, the distribution shall not be made before the first day of the calendar month that is at least six months after the Participant’s most recent “opposite way” discretionary transaction (as such term is defined in Securities and Exchange Commission Rule 16b-3). If a distribution (i) is payable on account of the termination of the Participant’s service as a member of the Board, (ii) the Participant is a “specified employee” (as defined in Section 409A of the Code) and (iii) the Participant’s service as a member of the Board terminated for reasons other than the Participant’s death or because the Participant is “disabled” (as defined Section 409A of the Code), the distribution shall be made as of the first day of the seventh month beginning after the termination of the Participant’s service as a member of the Board.

(3) Except as provided in clause (4) below, after the applicable Election Date a Participant cannot change the distribution date specified on his or her Election Form.

(4) A Participant may specify a distribution date for his or her current Account that differs from a prior Election Form with respect to Compensation earned and payable after the Election Date on or after the new Election Form is completed. In addition, no later than December 31, 2008, a Participant may change the distribution date for Deferred Amounts credited to his or her Current Account if the new Election Form does not require a distribution in the year in which the new election is made nor postpone to a later year a distribution that would have been made in the year in which the new election is made. A new distribution date elected under this clause (4) must be a distribution date that satisfies clause (1) above.

(c) If the Distribution Date is the first day of the month following the Participant’s death or a fixed date which in fact occurs after the Participant’s death or if at the time of death the Participant was receiving distributions in installments, the balance remaining in the Participant’s Account shall be payable to his or her Beneficiaries as set forth on the Participant’s current Election Form or Forms. Upon the death of a Beneficiary who is receiving distributions in installments, the balance remaining in the Account of the Beneficiary shall be payable to the Beneficiary’s estate in a lump sum.

(d) All distributions shall be paid in cash and, except as provided in Section 3.09(b)(ii), shall be deemed to have been made from each Subaccount pro rata. Notwithstanding the preceding sentence, with the consent of the Committee a Participant or Beneficiary may elect to receive a distribution from the Common Stock Account in whole shares of Common Stock and cash in lieu of a fractional share. Shares of Common Stock may be distributed only in accordance with the terms of a plan approved by the Company’s shareholders.

3.08.	Form of Distribution

(a) A Participant’s Grandfather Account shall be distributed in the form specified on one or more Election Forms as in effect on December 31, 2004. If the Grandfather Account is distributed in installments, the amount of each installment shall be determined by dividing the Grandfather Account balance by the number of remaining installments. If a Participant receives a distribution from a Grandfather Account on an installment basis, amounts remaining in the Grandfather Account shall continue to accrue earnings and incur losses in accordance with the terms of Section 3.03.

(b) A Participant’s Current Account shall be distributed in the form specified on one or more Election Forms subject to the following:

(1) Each Participant shall designate on his or her Election Form the manner in which each Deferred Amount credited to the Participant’s Current Account will be paid. A Participant’s Election Form may specify that distributions from his or her Current Account shall be paid (i) in a lump sum, (ii) no more than one hundred eighty (180) monthly installments, (iii) no more than sixty (60) quarterly installments or (iv) no more than fifteen (15) annual installments. Each installment shall be determined by dividing the Current Account balance by the number of remaining installments. If a Participant receives a distribution from his or her Current Account on an installment basis, amounts remaining in the Current Account shall continue to accrue earnings and incur losses in accordance with the terms of Section 3.03.

(2) Except as provided in clause (3) below, after the applicable Election Date a Participant may not change the form of distribution specified on his or her Election Form for his or her Current Account.

(3) A Participant may specify a distribution form for his or her Current Account that differs from a prior Election Form with respect to Compensation earned and payable after the Election Date on or after the new Election Form is completed. In addition, no later than December 31, 2008, a Participant may change the form of distribution for Deferred Amounts credited to his or her Current Account if the new Election Form does not relate to an amount to be distributed in the year in which the new election is made or an amount that would have been distributed in that year but for the new Election Form. A new distribution form elected under this clause (3) must specify a form of payment that satisfies clause (1) above.

3.09.	Extraordinary Distributions

(a) Notwithstanding the foregoing, a Participant may request an extraordinary distribution of all or part of the amount credited to his or her Account on account of an “unforeseeable emergency” (as defined in Section 409A of the Code).

(b) A request for an extraordinary distribution shall be made by completing and executing an Extraordinary Distribution Request Form and submitting it to the Secretary of the Company. All extraordinary distributions shall be subject to approval by the Committee. The Extraordinary Distribution Request Form shall indicate: (i) the amount to be distributed from the Account; (ii) the Subaccount(s) from which the distribution is to be made; and (iii) the “unforeseeable emergency” requiring the distribution. The amount of any extraordinary distribution shall not exceed the lesser of the amount determined by the Committee to be required to meet the immediate financial need of the applicant or the amount credited to the Participant’s Account.

(c) An extraordinary distribution shall be made with respect to amounts credited to any of the Subaccounts, if the recipient is not then subject to Section 16 of the Exchange Act, on the first day of the calendar month next following approval of the extraordinary distribution request by the Committee. An extraordinary distribution requested by a Participant who is then subject to Section 16 of the Exchange Act shall commence with respect to amounts credited to the Common Stock Account on the first day of the first calendar month that is at least six months following the Participant’s most recent “opposite way” discretionary transaction (as such term is defined in Securities and Exchange Commission Rule 16b-3) or, if later, the first day of the calendar month next following approval of the extraordinary distribution request by the Committee.

3.10.	Termination of Service; Specified Employees

(a) As used in this Plan, the phrase “termination of service on the Board” and similar language means a separation from service as contemplated by Treasury Regulation Section 1.409A-1(h).

(b) If a Participant is a “specified employee,” a distribution that is payable on account of the Participant’s termination of service on the Board shall not be made before the date that is six months after the termination of service. The preceding sentence shall not apply, and the distribution shall not be postponed if the termination of service is on account of the Participant’s death or because the Participant is disabled within the meaning of Section 409A of the Code. The term “specified employee” has the meaning set forth in Treasury Regulation Section 1.409A-1(i) (based on a “specified employee identification date” of December 31 and a “specified employee effective date” of the following April 1).

ARTICLE IV

SHAREHOLDER RIGHTS

No Participant shall have any rights as a shareholder with respect to his or her participation in the Plan unless and until the Participant receives a distribution of Common Stock from his or her Common Stock Account.

ARTICLE V

ADJUSTMENT UPON CHANGE IN COMMON STOCK

The records of the Company Stock Account shall be adjusted, as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article V by the Committee shall be final and conclusive.

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the records of the Company Stock Account.

ARTICLE VI

COMPLIANCE WITH LAW, ETC.

No Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations, any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. No Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE VII

GENERAL PROVISIONS

7.01.	Unfunded Plan

The Plan shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under, or participation in, this Plan. Any liability of the Company to any person with respect to any grant under, or participation in, this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

7.02.	Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The use of the singular includes the plural and the reference to one gender includes the other. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

7.03.	Nontransferability

A Participant may not transfer or assign any rights that he or she has under this Plan other than by will or the laws of descent and distribution. No right or interest of any Participant or Beneficiary under the Plan shall be liable for, or subject to, any lien, obligation or liability of such Participant or Beneficiary.

ARTICLE VIII

AMENDMENT AND TERMINATION

The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if approval of the Company’s shareholders is required by applicable law or the rules of any stock exchange on which the Common Stock is listed for trading. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under the Plan as in effect at the time such amendment is made. No amendment or termination of the Plan may cause a distribution of Plan benefits that does not satisfy requirements of Sections 409A of the Code.

ARTICLE IX

DURATION OF PLAN

The Plan shall remain in effect as to amounts deferred before that date until all Participants’ Accounts have been distributed in full, unless sooner terminated by the Board.